UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2019

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place,	Santa Ana,	California	92707
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.375% Non-Cumulative Perpetual Preferred Stock, Series D	BANC PRD	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.00% Non-Cumulative Perpetual Preferred Stock, Series E	BANC PRE	New York Stock Exchange

Item 8.01    Other Events.
On September 16, 2019, Banc of California, Inc. (the “Company”) entered into a Memorandum of Understanding (“MOU”) with the lead plaintiff to settle class action lawsuits that were previously consolidated in the United District Court for the Central District of California (the “Court”) under the caption In re Banc of California Securities Litigation, Case No. SACV 17-00118 AG, consolidated with SACV 17-00138 AG. Under the terms of the MOU, the Company’s insurance carriers would pay $19.75 million, which would be distributed to shareholders who purchased Company stock between April 15, 2016 and January 20, 2017, after payment of attorney’s fees and costs, to be determined by the Court. The Company would not be required to contribute any cash to the settlement payments. Pursuant to the settlement, the action against the Company would be dismissed with prejudice. Plaintiff would also dismiss its claims against the Company’s former Chief Executive Officer and Chairman Steven Sugarman. While the Company does not believe the plaintiff’s claims are meritorious, the Company believes that ending the costs and distraction of the litigation is in the best interests of the Company and its shareholders. The settlement and the dismissals are subject to approval by the Court and meeting certain conditions, and there are no assurances that Court approval will be obtained or that those conditions will be satisfied. If the Court preliminarily approves the settlement, members of the class will be provided notice and an opportunity to object or opt out. Following the notice and opportunity for objections and opt outs, the Court will schedule a fairness hearing at which the Court will determine whether the settlement shall be finally approved.
The foregoing description of the settlement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the settlement stipulation that will be filed with the Court.
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this report, including expectations about the settlement of the class action lawsuits, are based upon information available to the Company as of the date of this report, which may change. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

September 23, 2019	/s/ Ido Dotan
Ido Dotan
Executive Vice President and General Counsel